UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2014

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 12, 2014, Restoration Hardware Holdings, Inc. (the “Company”) filed with the New York Stock Exchange (the “NYSE”) a written affirmation notifying the NYSE that, due to the resignation of independent director Barry Sternlicht from the Company’s board of directors effective November 7, 2014, the Company had only four independent directors serving on its then eight-member board of directors. Accordingly, effective November 7, 2014, the Company’s board of directors did not satisfy Section 303A.01 of the NYSE Listed Company Manual, which requires that the board of directors of a listed company be comprised of a majority of independent directors.

In order to cure the deficiency described in the previous paragraph, the board of directors of the Company is actively searching, as previously reported, for an independent director to replace Mr. Sternlicht.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: November 12, 2014	By:	/s/ Karen Boone
Karen Boone
Chief Financial and Administrative Officer